Exhibit 99.1

Press Release Source: Atlantic Syndicated Network, Inc. and Zealous Holdings, Inc.

Atlantic Syndication Network Signs Definitive Merger Agreement with Zealous Holdings, Inc. (F.K.A. The Ault Glazer Group, Inc.)

Zealous Holdings to go public through reverse merger.

NEW YORK - (PR News Wire) - July 17, 2007 Atlantic Syndication Network, Inc. (OTCBB:ASNI - News) is a multi-media production company that has developed, produced, and distributed various television programs. It has announced today that it signed a definitive merger agreement with Zealous Holdings, Inc., a diversified financial services holding company. Its wholly owned subsidiaries include an investment banking firm, an asset management company, and an alternative trading system (ATS). Atlantic Syndication Network intends to change its name to The Zealous Group after the merger has been approved by ASNI shareholders.

"The going public transaction should position Zealous Holdings for tremendous growth”, stated Chief Executive Officer Milton “Todd” Ault III, “the rollout of our electronic trading platform, Zealous ATS or ZATS, is vital to our future success and we intend to create broad market awareness for ZATS services. Mr. Ault went on to say, “the experience of ASNI’s CEO in marketing and media will be a valuable addition to the Zealous team.” While the existing management team of Zealous Holdings will run the combined company, it is expected that Kent Wyatt, the current chairman and CEO of ASNI will stay on as a member of the board of directors and provide his marketing experience to Zealous. “When I truly understood the market opportunity for Zealous ATS, I knew that I wanted to be part of it and this was a wonderful opportunity for the shareholders of ASNI”, said Kent Wyatt. It is anticipated that Zealous ATS is scheduled to premier its electronic trading network in the fourth quarter of this year.

About Zealous Holdings, Inc.

Zealous Holdings, Inc. (“the Company”) is a financial services holding company whose wholly owned subsidiaries include an investment banking firm, an asset management company, and an Alternative Trading System (ATS). Through its asset management subsidiary, the Company has majority and significant minority investments in real estate, healthcare, energy, consumer products and services, media and insurance. It develops its portfolio through a combination of direct investment and shareholder activism by targeting undervalued and/or underperforming public and private companies. www.zealousholdings.com

About Zealous ATS

Zealous ATS, LLC (Alternative Trading System) or ZATS is a private electronic trading platform to support and execute trades for buyers and sellers of restricted and thinly traded registered stock. We are the only marketplace to offer an integrated electronic platform for the trading of this asset class. Through its ZATS software, Zealous ATS combines an open electronic trading platform with fully automated back office, documentation, escrow, transfer and settlement support. ZATS brings technology to the cumbersome, paper intensive transaction process for the primary and secondary trading of the $1 trillion plus market for PIPE offerings, rule 144 and 145 restricted stock, block trades of thinly traded non NMS registered stock, warrants, and debt. ZATS brings buyers and sellers together seamlessly and anonymously creating a more liquid, fluid centralized marketplace. Users include; hedge funds, broker dealers, RIAs, mutual funds, corporate insiders, affiliates, minority stakeholders, issuers, private equity funds, venture capital funds, and accredited individual investors. www.zealousats.com

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Atlantic Syndication Network plans, expects, should, believes, anticipates or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Atlantic Syndication Network does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For more information please contact:

Michael J. Van Patten
President, Zealous ATS, LLC
Executive Vice President
Investor and Media Relations
Zealous Holdings, Inc.
212-572-0786 Office
203-496-2323 Mobile
mvanpatten@zealousholdings.com

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